Power of Attorney

Each undersigned Director of the Boyar Value Fund, Inc. (the “Fund”) who may be required to execute the Fund’s registration statement and any amendments thereto, or to do or perform such other acts as may be requisite or desirable to be done in the premises, be and each hereby is authorized to execute a power of attorney appointing any of James Ash, Sam Singh, and Dawn Borelli as their true and lawful attorneys-in-fact, (i) to execute in their name, place, and stead, unless otherwise designated as Director or officer of the Fund, the Fund’s registration statement and any amendments thereto, and all instruments necessary or incidental in connection therewith, and to file the same with the SEC; and (ii) to do and perform in the name and on behalf of such Directors or officers of the Fund every act whatsoever requisite or desirable to be done in the premises, in any and all capacities with respect to the Fund, as fully and to all intents and purposes as such Directors and officers of the Fund might or could do, said acts of said attorneys-in-fact

Dated February 25, 2020

/s/ Henry Alpert	/s/Mark Boyar
Henry Alpert	Mark Boyar

/s/ Richard Finkelstein	/s/ Jay Petschek
Richard Finkelstein	Jay Petschek